                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant             /X/
Filed by a Party other than the Registrant  / /

      Check the appropriate box:

/ /   Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                           ORLEANS HOMEBUILDERS, INC.
                       (formerly known as FPA Corporation)
                (Name of Registrant as Specified in Its Charter)

                    -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No Fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

      __________________________________________________________________________
      (2)      Aggregate number of securities to which transaction applies:

      __________________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      __________________________________________________________________________
      (4)      Proposed maximum aggregate value of transaction:

      __________________________________________________________________________
      (5)      Total fee paid:

      __________________________________________________________________________
/ /   Fee paid previously with preliminary materials.

      __________________________________________________________________________
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)      Amount Previously Paid:

      __________________________________________________________________________
      (2)      Form, Schedule or Registration Statement no.:

      __________________________________________________________________________
      (3)      Filing Party:

      __________________________________________________________________________
      (4)      Date Filed:

                                  ------------

                           ORLEANS HOMEBUILDERS, INC.
                           3333 Street Road, Suite 101
                          Bensalem, Pennsylvania 19020

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 6, 2001

                                  ------------

To the Stockholders of Orleans Homebuilders, Inc.:

         The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the "Company") will be held on Thursday, December 6, 2001, at 11:00 a.m., Philadelphia time, at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103 (Conference Room 20A), for the following purposes:

         1.       Election of directors; and

         2. Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

         The board of directors has fixed the close of business on October 22, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

         It is important that your shares be represented and voted at the meeting. Please mark, sign, date and return the enclosed proxy in the envelope provided for that purpose even if you plan to attend the meeting. A person giving a proxy has the power to revoke it by written notice to the secretary of the company, and any stockholder who is present at the meeting may withdraw the proxy and vote in person. Stockholders who hold their shares through a broker (in "street name") should follow the voting instructions provided by their broker.

October 29, 2001
                                 By Order of the Board of Directors

                                 JOSEPH A. SANTANGELO,
                                 Secretary-Treasurer and Chief Financial Officer

                           ORLEANS HOMEBUILDERS, INC.

                             Corporate Headquarters:

                         One Greenwood Square, Suite 101
                                3333 Street Road
                          Bensalem, Pennsylvania 19020
                        Telephone Number: (215) 245-7500

                                  ------------

                                 PROXY STATEMENT

                                  ------------


         This proxy statement which is being sent to stockholders on or about October 29, 2001, is furnished to stockholders of Orleans Homebuilders, Inc. in connection with the solicitation of proxies for the Annual Meeting of Stockholders, by order of the board of directors of the Company. The meeting will be held on Thursday, December 6, 2001, at 11:00 a.m., Philadelphia time, at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania, 19103 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 22, 2001. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

         As of October 22, 2001, the Company had outstanding 11,357,893 shares of Common Stock, par value $.10 per share, which are eligible to be voted.

                                Table of Contents

                                                                                                                    Page

VOTING AND REVOCABILITY OF PROXIES.....................................................................................1

ELECTION OF DIRECTORS..................................................................................................2

         Directors.....................................................................................................3

         Executive Officers............................................................................................4

         Committees and Meetings of the Board of Directors.............................................................4

         Compensation of Directors.....................................................................................5

OTHER MATTERS..........................................................................................................6

ADDITIONAL INFORMATION.................................................................................................6

         Section 16(a) Beneficial Ownership Reporting Compliance.......................................................6

         Security Ownership of Certain Beneficial Owners and Management................................................7

EXECUTIVE COMPENSATION.................................................................................................8

         Summary Compensation Table....................................................................................8

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.............................9

         Option/SAR Grants Table.......................................................................................9

         Performance Graph.............................................................................................9

         Compensation Committee Interlocks and Insider Participation..................................................11

COMPENSATION COMMITTEE REPORT.........................................................................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................................13

AUDIT COMMITTEE REPORT................................................................................................15

ADDITIONAL INFORMATION REGARDING THE AUDITORS.........................................................................16

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING.....................................................17

ANNUAL REPORT ON FORM 10-K............................................................................................17

APPENDIX A:  ORLEANS HOMEBUILDERS, INC. AUDIT COMMITTEE CHARTER......................................................A-1

                       VOTING AND REVOCABILITY OF PROXIES

         Each share of outstanding Common Stock entitles the holder to one vote, without cumulation, on each matter to be voted upon at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum.

         Shares of the Company's Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on such proxy, if it is properly executed and received prior to voting at the meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) "FOR" the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable); and (2) in the discretion of the proxy committee of the board of directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the board of directors was not aware a reasonable time before this solicitation.

         The enclosed proxy is being solicited on behalf of the board of directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report, which are herewith enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

         The proxy committee, selected by the board of directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the board of directors of the Company, and Benjamin D. Goldman, Vice Chairman of the board of directors of the Company. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

         Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer, controls a majority of the voting power of the Common Stock. Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of Proposal 1, which means that this proposal will be approved regardless of the votes of the Company's other stockholders.

                              ELECTION OF DIRECTORS

         The stockholders are being asked to elect eight directors, who will comprise the entire board of directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans and Michael T. Vesey all of whom are currently directors of the Company. Assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

         In the event that any nominee for director should become unavailable, which event the board of directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the board of directors unless otherwise indicated by the stockholder on the proxy.

Name                                       Age      Present Position with the Company         Director Since
----                                       ---      ---------------------------------         --------------
Benjamin D. Goldman(1)(2)                   55      Vice Chairman of the Board                       1992
Jerome S. Goodman                           67      Director                                         2001
Robert N. Goodman(3)                        49      Director                                         1994
Andrew N. Heine(3)                          72      Director                                         1994
David Kaplan(3)(4)(5)                       57      Director                                         1994
Lewis Katz(1)(4)(5)(6)                      59      Director                                         1987
Jeffrey P. Orleans(1)(2)(6)                 55      Chairman of the Board and Chief                  1983
                                                    Executive Officer
Michael T. Vesey                            42      Director, President and Chief Operating          2001
                                                    Officer

-----------

(1) Member of the committee designated to administer the 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director
         Option Plan Committee"), of which Mr. Orleans is Chairman.
(2) Member of the committee designated to administer the 1995 Plan (the "1995 Director Option Plan Committee").
(3)      Member of the Audit Committee, of which Mr. Kaplan is Chairman.
(4)      Member of the Compensation Committee, of which Mr. Kaplan is Chairman.
(5) Member of the committee designated to administer the 1992 Plan (the "1992 Incentive Stock Option Committee"), of which Mr. Kaplan is Chairman.
(6)      Member of the Executive Committee.

Directors

         Jeffrey P. Orleans has served as Chairman of the Board and Chief Executive Officer of the Company since September 1986. From September 1986 to May 1992, he also served as President of the Company. In addition, Mr. Orleans is a general partner of Orleans Builders & Developers and served as the Chief Executive Officer and the sole shareholder of Orleans Construction Corp., a residential real estate developer, until its acquisition by the Company on October 22, 1993. Mr. Orleans is a Trustee of Pennsylvania Real Estate Investment Trust.

         Benjamin D. Goldman was elected Vice-Chairman of the Board in April 1998 and has been a director of the Company since May 1992. From May 1992 until April 1998, he served as President and Chief Operating Officer of the Company.

         Lewis Katz has been a director of the Company since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin, Levine, Kurzweil, Weber & Scialaeba, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

         Jerome S. Goodman has been a director of the Company since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001. Mr. Goodman retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He had served as Chairman of Travel One since 1971 and was the sole shareholder from 1971 to 1994. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

         Robert N. Goodman has been a director of the Company since April 1994. For more than five years, he has served as President and Chief Operating Officer of Goodtab Corporation, Los Angeles, California, which is engaged principally in real estate and financial consulting on a nationwide basis. Since 1998, Mr. Goodman has served as President of Olympic Realty Advisors, a finance company providing equity and debt capital for single family residential homebuilding projects in California. Mr. Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership. La Jolla Village filed for a Petition under Chapter 11 of the Federal Bankruptcy Code on April 23, 1996.

         Andrew N. Heine has been a director of the Company since April 1994. For more than five years, Mr. Heine has been an attorney and private investor. Mr. Heine is a director of Citizens Communications Company.

         David Kaplan has been a director of the Company since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

         Michael T. Vesey has been a director of the Company since September 2001 and has served as President and Chief Operating Officer of the Company since April 1998. From July 1994 to April 1998, he was the Executive Vice President-Project Management of the Company. Prior to 1994, Mr. Vesey was responsible for project management of the Company's Pennsylvania communities.

Executive Officers

         In addition to Messrs. Orleans, Goldman and Vesey the following persons serve as executive officers of the Company:

         Joseph A. Santangelo, 47, is Chief Financial Officer, Treasurer and Secretary of the Company. He has held the position of Chief Financial Officer since July 1994, and he has been Treasurer of the Company since 1987.

         Gary G. Schaal, 51, is Executive Vice President-Sales and Marketing of the Company. He has held that position since September 1995. From July 1987 to November 1994, Mr. Schaal was a Senior Vice President of Scarborough Corporation and a Vice President of Scarborough Homes, Inc.

Committees and Meetings of the Board of Directors

         The board of directors held three meetings during the fiscal year ended June 30, 2001. The Company has standing Executive, Audit, Compensation, 1992 Incentive Stock Option, 1992 Director Option Plan and 1995 Director Option Plan Committees. The board of directors does not have a standing Nominating Committee. The functions of a Nominating Committee are carried on by the board of directors as a whole.

         The Executive Committee has and exercises the authority of the board of directors in the management of the business and affairs of the Company between meetings of the board. During Fiscal 2001, the Executive Committee held no formal meetings.

         The Audit Committee selects the independent accountants, reviews with the independent accountants the adequacy of the system of internal accounting controls of the Company and discusses with management and the independent accountants the annual financial statements and principal accounting matters. During Fiscal 2001, the Audit Committee met two times.

         The Compensation Committee reviews the general compensation arrangements and structure of the Company, reviews salaries and other compensation arrangements for the executive officers of the Company and makes recommendations concerning such compensation to the board of directors. The Compensation Committee held no formal meetings during Fiscal 2001.

         The 1992 Incentive Stock Option Committee administers the Company's 1992 Plan and awards grants thereunder. The 1992 Incentive Stock Option Committee held no formal meetings during Fiscal 2001.

         The 1992 Director Option Plan Committee awards options under the 1992 Director Option Plan. The 1992 Director Option Plan Committee held no formal meetings during Fiscal 2001.

         The 1995 Director Option Committee was established in February 1995 to administer the 1995 Plan. The 1995 Director Option Committee held no formal meetings during Fiscal 2001.

         During Fiscal 2001, all incumbent directors, except for Mr. Katz (who attended two of the three meetings of the board of directors) attended in person or by conference call at least 75% of the total number of meetings of the board of directors and meetings of the committees for the board on which they served during their incumbency.

Compensation of Directors

         Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Board, plus an attendance fee of $1,500 for each Board meeting and $500 for each Committee meeting.

         Each director of the Company who was not an employee of the Company or any affiliate of the Company and who had been a director for at least three years as of January 4, 1993 was granted an option to purchase 25,000 shares of the Company's Common Stock under the 1992 Stock Option Plan for Non-Employee Directors (the "1992 Director Option Plan"). Under the 1992 Director Option Plan, shares subject to an option became eligible for purchase on a cumulative basis in equal installments of 6,250 shares each, beginning on August 19, 1994, the date stockholders approved the 1992 Director Option Plan, and on January 1 of each of the years 1994 through 1996, inclusive. Each option granted under the 1992 Director Option Plan expires 10 years from the date of the grant and is subject to earlier termination upon the occurrence of certain events, including under certain circumstances termination of service on the board of directors. Mr. Katz has received options for 25,000 shares under the 1992 Director Option Plan.

         On February 27, 1995, the board of directors adopted, subject to stockholder approval, the 1995 Stock Option Plan for Non-employee Directors. Under the 1995 Plan, options for 25,000 shares of the Company's Common Stock were granted on February 28, 1995, subject to stockholder approval, to each director who was not an employee of the Company or any affiliate of the Company or who was ineligible to participate in any other stock option plan of the Company on February 28, 1995. Options for 25,000 shares each were granted to Messrs. Goodman, Heine and Kaplan. Under the terms of the 1995 Plan, 6,250 shares of Common Stock became eligible for purchase on December 8, 1995, the date that the 1995 Plan was approved by the Company's stockholders, and on each of February 28, 1996, 1997 and 1998.

         On April 20, 1998, the board of directors adopted, subject to stockholder approval, amendments to the 1995 Plan. Under the amended 1995 Plan, options for 10,000 shares of the Company's Common Stock were granted to each director who was not an employee of the Company or any affiliate of the Company and who is ineligible to receive grants under any other stock option plan of the Company in effect on that date. Options for 10,000 shares each were granted to Messrs. Goodman, Heine, Kaplan and Katz. Under the terms of the 1995 Plan, 2,500 shares of Common Stock became eligible for purchase on December 11, 1998, the date that the amendments to the 1995 Plan were approved by the Company's stockholders, and on each of April 20, 1999, 2000 and 2001.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
                     OF EACH OF THE NOMINEES FOR DIRECTOR.

                                  OTHER MATTERS

         The board of directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders. If any such matter is properly brought before the meeting, the proxy committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law. You are urged to mark, sign and date your proxy and return it immediately.


                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

         Based on the Company's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2001 were made on a timely basis except that Mr. Orleans failed to file timely a Form 4 for two minor transactions, which have since been reported. In addition, Mr. Orleans has now reported shares held in accounts for his minor children which should have been reported on an earlier Section 16(a) report.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of the close of business on September 24, 2001, certain information with respect to the beneficial shareholdings of each director or nominee, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors as a group, as well as the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Company's shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                                   Number of Shares        Percent of
Name of Beneficial Owner                                                          Beneficially Owned          Class
------------------------                                                          ------------------       ----------
Jeffrey P. Orleans, Chairman and Chief Executive Officer..................            11,324,128(1)           73.7%
Jerome S. Goodman, Director...............................................               368,000               3.2
Robert N. Goodman, Director...............................................                50,000(2)            *
Benjamin D. Goldman, Director and Vice Chairman of the Board..............             1,199,840(3)           10.2
Lewis Katz, Director......................................................               489,000(4)            4.3
Joseph A. Santangelo, Chief Financial Officer.............................               102,500(5)            *
Michael T. Vesey, Director , President and Chief Operating Officer........               411,700(6)            3.5
David Kaplan, Director....................................................                69,000(7)            *
Gary Schaal, Executive Vice President.....................................                85,000(8)            *
Andrew N. Heine, Director.................................................                35,000(9)            *
All directors and executive officers
  As a group (10 persons).................................................            14,134,168(10)          86.9

-------------
  *      Less than 1% of the outstanding shares of Common Stock of the Company.
(1) The shares reflected include (a) 5,000 shares of 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 2,000,000 shares issuable upon conversion of the Company's $3,000,000 Convertible Subordinated 7% Note, (c) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner, and (d) 2,000,000 shares issuable upon conversion of 100,000 shares of the Company's Series D Preferred Stock, which has a liquidation value of $3,000,000. The address of this person is c/o Orleans Homebuilders, Inc., 3333 Street Road, Suite 101, Bensalem, Pennsylvania 19020.
(2) The shares reflected consist of (a) 15,000 shares owned by Goodtab Corporation (of which Mr. Goodman is the sole shareholder) and (b) 35,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(3) Includes (a) 400,000 shares issuable upon exercise of the vested portion of outstanding stock options and (b) 606,282 shares (for which Mr. Goldman disclaims beneficial ownership) held in separate trusts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee. The address of this person is c/o Orleans Homebuilders, Inc., 3333 Street Road, Suite 101, Bensalem, Pennsylvania 19020.
(4) The shares reflected include 35,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(5) The shares reflected include 70,000 shares issuable upon the exercise of vested portion of outstanding stock options.
(6) The shares reflected include (a) 700 shares (for which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey's minor daughters, and (b) 245,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(7) The shares reflected include 35,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(8) Includes 60,000 shares issuable upon the exercise of the vested portion of outstanding stock options.
(9) Consists of 35,000 shares issuable upon exercise of the vested portion of outstanding stock options.
(10) The shares reflected consist of (a) 915,000 shares issuable upon exercise of the vested portion of outstanding stock options, and (b) 2,000,000 shares issuable upon conversion of the Company's $3,000,000 Convertible Subordinated 7% Note, and (c) 2,000,000 shares issuable upon conversion of 100,000 shares of the Company's Series D Preferred Stock, which has a liquidation value of $3,000,000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information as to all compensation paid by the Company for services in each of the Company's last three fiscal years ended June 30 to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2001 and whose total annual salary and bonus exceeded $100,000 in Fiscal 2001 (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                                                      Long-Term
                                                                                                                     Compensation
                                                                  Annual Compensation                                   Awards
                                                                  -------------------                                   ------

                                                                                                                      Number of
                                                                                                Other Annual          Securities
                                                                                                Compensation          Underlying
Name and Principal Position                    Fiscal Year         Salary           Bonus       ------------            Options
----------------------------                   -----------         ------           -----            (1)                -------
Jeffrey P. Orleans
  Chairman and CEO                                  2001          $300,000        $559,366         $3,400                  --
                                                    2000           300,000         400,830          3,200                  --
                                                    1999           300,000         285,390          3,200                  --

Benjamin D. Goldman
  Vice Chairman of the Board                        2001           237,500         275,000          3,400                  --
                                                    2000           250,000         200,415          3,200                  --
                                                    1999           250,000         142,695          3,200                  --

Michael T. Vesey
  President and Chief Operating Officer             2001           200,000         279,683          3,400                  --
                                                    2000           200,000         200,415          3,200                  --
                                                    1999           200,000         142,695          3,200                  --

Joseph A. Santangelo
   Chief Financial Officer,
   Secretary and Treasurer                          2001           135,000         137,500          3,400                  --
                                                    2000           135,000          80,000          3,200                  --
                                                    1999           135,000          54,000          3,100                  --

Gary G. Schaal
  Executive Vice President
  Sales and Marketing                               2001           125,000         126,030          3,400                  --
                                                    2000           125,000         100,208          2,500                  --
                                                    1999           125,000          95,130          2,129                  --

-----------------
(1) Includes $3,400 contributed by the Company to a 401(k) (defined contribution) retirement plan.

         On July 18, 1994, the board of directors, upon the favorable recommendation of the Compensation Committee, adopted a bonus compensation plan to be applied in Fiscal 1995 and thereafter. For a summary of the bonus plan (including recent amendments thereto) and certain awards made thereunder, see "Compensation Committee Report on Executive Compensation."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth individual exercises of stock options during Fiscal 2001 and year-end values by the Named Executive Officers.

                                                                        Number of Securities
                                                                       Underlying Unexercised            Value of Unexercised
                                                                             Options at                  In-the-Money Options
                                                                         June 30, 2001 (#)              At June 30, 2001($)(1)
                                                                       ----------------------           ----------------------


                               Shares
                            Acquired on       Value
         Name               Exercise(#)    Realized ($)         Exercisable    Unexercisable       Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Orleans               --             --                       --               --                --                --
Benjamin D. Goldman              --             --                  400,000               --          $900,000                --
Michael T. Vesey                 --             --                  245,000           90,000           324,750          $130,000
Joseph A. Santangelo             --             --                   70,000               --           101,975                --
Gary G. Schaal                   --             --                   60,000               --            96,875                --

------------

(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing market price of the Company's Common Stock on June 29, 2001 was $3.000 per share.

Option/SAR Grants Table

         Neither the Chief Executive Officer nor the other most highly compensated executed officers named in the "Summary Compensation Table" above, were granted stock options or stock appreciation rights during the fiscal year ended June 30, 2001.

Performance Graph

         The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 2001 with (1) the cumulative total return on the American Stock Exchange Index and (2) the cumulative total return on a selected peer group index. The Company's peer group is the Standard & Poor's Homebuilding Index. The comparison assumes $100 was invested on June 30, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends. The closing market price of the Company's Common Stock as of June 29, 2001 was $3.000.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                [OBJECT OMITTED]


                                                               Years Ending

                                    June 1996      June 1997    June 1998    June 1999     June 2000    June 2001
                                    ---------      ---------    ---------    ---------     ---------    ---------
ORLEANS HOMEBUILDERS, INC.             100.00          80.55       211.11       166.67        138.93       267.56
AMEX MARKET VALUE                      100.00         107.33       134.64       151.76        178.74       177.21
S & P HOMEBUILDING                     100.00         118.61       200.00       168.47        123.97       217.58

Compensation Committee Interlocks and Insider Participation

         During Fiscal 2001, Messrs. Kaplan and Katz served on the Compensation Committee of the board of directors. Mr. Katz is Of Counsel to Katz, Ettin, Levine, Kurzweil, Weber & Scialaeba, P.A., which has performed legal services for the Company in the past year. On July 18, 1994, the 1992 Incentive Stock Option Committee was reconstituted with Messrs. Kaplan and Katz as its members.



                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Compensation Committee

         The Compensation Committee consists of Messrs. Kaplan and Katz. The Committee is chaired by Mr. Kaplan and reviews and recommends salaries, bonuses and other forms of compensation for officers and key employees of the Company. On July 18, 1994, the members of the current Compensation Committee were appointed as the members of the 1992 Incentive Stock Option Committee.

Overview and Philosophy

         The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the 1992 Plan was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Committee believes that the utilization of stock option plans serves the interests of the stockholders, especially by permitting the Company to preserve cash for other operational purposes. The Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the use of stock options.

Senior Executive Officers' Compensation

         In Fiscal 1994, after approval by the board of directors and review of the matter by the Compensation Committee, it was determined that the compensation of the Company's Chairman and Chief Executive Officer, Jeffrey P. Orleans, would be $300,000 and the salary of Benjamin D. Goldman, Vice Chairman of the Board, would be $250,000, each on an annualized basis. During Fiscal 1998, the salary of Michael T. Vesey, President and Chief Operating Officer was increased to $200,000 on an annualized basis. During Fiscal 2001, the salary of Mr. Goldman was decreased to $225,000 on an annualized basis.

Other Executive Officers' Compensation

         The Compensation Committee has assumed responsibility for the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, other than compensation under the Company's stock option plans. The amount and nature of the compensation received by the Company's executives was determined in accordance with the recommendations of the Chief Executive Officer. The executive compensation program consists of three major components: base salaries, potential for annual bonuses and stock options.

Base Salary

         The compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies. Increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions.

Incentive Compensation Programs

         The Compensation Committee believes that it is important for the Company to further align its executive officers and key employees with the stockholders' interests by establishing a direct link between executive pay and the Company's operating financial performance. Accordingly, on July 18, 1994, the board of directors, upon the favorable recommendation of the Compensation Committee, adopted a bonus compensation plan to be applied in Fiscal 1995 and thereafter, which, as amended by the board of directors on September 16, 1999, to be retroactive to July 1, 1998, is as follows:

                  A total of eight percent (8%) of the Company's consolidated operating profits (before taxes and excluding nonrecurring items, income or loss arising from extraordinary items, discontinued operations, debt repurchase at a discount, and the amount of awards under the Bonus Plan ("Pre-Tax Profits"), if any) shall be allocated for award as bonus compensation. Three percent (3%) of the Pre-Tax Profits shall be awarded as an incentive to the Chairman and one and one-half percent (1.5%) of the Pre-Tax Profits shall be awarded to each of the Vice Chairman and President and Chief Operating Officer, respectively, provided each is in office at the end of the fiscal year, subject to certain exceptions. Two percent (2%) of the Pre-Tax Profits shall be allocated for award at the discretion of the Chairman in consultation with the Vice Chairman to other executive officers and key employees of the Company whose performance merits recognition under goals and policies established by the Board. Any award will be pro-rated for any eligible employee who has served less than the full year with the Company.

         For Fiscal 2001, the Board continued management performance goals, which included continued growth in profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency. With respect to Fiscal 2001, pursuant to the Bonus Plan, 3.0% of the Pre-Tax Profits were awarded to Mr. Orleans and 1.5% of the Pre-Tax Profits were awarded to each of Messrs. Goldman and Vesey, respectively. The remaining 2.0% of Pre-Tax Profits was awarded to the Company's other senior officers based upon their attainment of certain performance goals, except that Mr. Schaal was awarded 0.75% of the Pre-Tax Profits of northern region operations under a separate agreement with him.

1992 Incentive Stock Option Plan

         The 1992 Plan established by the board of directors is intended to align directly the interests of the Company's executives and the stockholders in the enhancement of stockholder value. The ultimate value, if any, received by option holders is directly tied to increases in the Company's stock price and, therefore, stock options serve to link closely the interests of management and stockholders by motivating executives to make decisions that will serve to increase the long-term return to the stockholders. Additionally, grants under the 1992 Plan include vesting and termination provisions, which the board believes will encourage option holders to remain employees of the Company. Generally, options granted under the 1992 Plan have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, become exercisable in installments within a period of three years from the date of grant, and are contingent upon the grantee's continued employment. The number of shares for which options may be granted to an individual varies according to his or her job title, level of responsibility, and performance results.

         With respect to stock option awards granted in previous fiscal years, considerations of the 1992 Incentive Stock Option Plan Committee have included recognition of the Company's progress with respect to its restructuring and financing transactions, the fact that the Company has been engaged in several of these long-term transactions of substantial complexity extending over several years and the effect of continuing efforts to restore profitability by reducing overhead and increasing operating efficiency. The Company's success is considered to depend in large part on the sustained effort and commitment of management. The board of directors and Compensation Committee believe that option awards provide long-term incentive to focus managers on building profitability and stockholder value and, as a consequence, intend to continue to utilize option awards in the future.

Other Benefits

         The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The board of directors believes that such benefits are comparable to those offered by other real estate developers of similar size. The amount of perquisites as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

                                                     The Compensation Committee

                                                     David Kaplan, Chairman
                                                     Lewis Katz



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Convertible Note

         In connection with the Company's discretionary secured line of credit in the maximum principal amount of $6.6 million entered into in April 1996, the Company and the lending bank agreed to enter into certain arrangements with Jeffrey P. Orleans, Chairman and Chief Executive Officer of the Company, relating to existing borrowings by the Company from Mr. Orleans. These arrangements included the subordination to the bank of $3 million of advances by Mr. Orleans to the Company.

         The Board appointed a Special Committee of non-employee directors to review and recommend the permanent terms of the aggregate $3 million in advances by Mr. Orleans to the Company and the terms of an additional $2 million to be advanced by Mr. Orleans to the Company. On July 9, 1996, after receiving the report of the Special Committee and a preliminary report from Howard, Lawson & Co., an investment banking firm, on the fairness of the proposed terms, the board of directors unanimously approved the proposed terms (Mr. Orleans abstaining), and delegated to the Special Committee the authority to approve the final documentation, subject to the receipt of a written opinion from Howard, Lawson & Co. as to the fairness of the proposed terms to the shareholders of the Company. In August 1996, after receipt of an opinion from Howard, Lawson & Co., to the effect that the proposed arrangements with Mr. Orleans relating to such advances were fair to the stockholders of the Company, other than Mr. Orleans, from a financial point of view, the Special Committee approved the documentation under which these advances would be made by Mr. Orleans to the Company.

         The $3 million advance by Mr. Orleans to the Company referred to above is evidenced by the Company's $3 million Convertible Subordinated 7% Note (the "Convertible Note"), issued pursuant to a note purchase agreement dated as of August 1, 1996, as amended and restated as of June, 1997. During Fiscal 2001, Mr. Orleans agreed to extend the maturity date one year to January 1, 2004, provided the terms of the original Convertible Note are not modified. The Convertible Note provides for interest payable quarterly at 7% per annum and principal payments of $1 million beginning January 1, 2002. The Convertible Note contains commercially standard default and other provisions. The holder of the Convertible Note may convert all or any portion (in integral multiples of $1 million) of the principal amount of the Convertible Note into shares of the Company's Common Stock at a conversion price of $1.50 per share, subject to adjustment for splits, combinations, and other capital changes. The closing price of the Company's Common Stock on the American Stock Exchange on July 8, 1996, the date the board of directors approved the terms of the borrowing, was $1.125 per share.

Series D Preferred Stock

         On April 20, 1998, the Board approved, subject to the receipt of a written opinion confirming the fairness of the transaction from an investment banking firm satisfactory to the Board, the exchange with Mr. Orleans of an aggregate of $3 million of indebtedness represented by a $2 million variable rate note and two demand notes in the aggregate principal amount of $1,000,000 for shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock"). On September 24, 1998, the Board received the written opinion of Howard, Lawson & Co. to the effect that the proposed exchange with Mr. Orleans was fair to the stockholders of the Company, other than Mr. Orleans, from a financial point of view. The Board then took final action to authorize the terms of the Series D Preferred Stock and the execution of an Exchange Agreement with Mr. Orleans. On October 20, 1998, the Company entered into an Exchange Agreement with Mr. Orleans under which Mr. Orleans exchanged the variable rate note and the demand notes for 100,000 shares of Series D Preferred Stock.

         The Series D Preferred Stock has a liquidation value of $3,000,000, or $30.00 per share, and requires annual dividends of 7% of the liquidation value. The dividends are cumulative and payable quarterly. The Series D Preferred Stock is redeemable by the Company at any time after December 31, 2003, in whole or in part, at a cash redemption price equal to the liquidation value plus all accrued and unpaid dividends on such shares to the date of redemption. The Series D Preferred Stock is convertible into 2,000,000 shares of Common Stock at a conversion price of $1.50 per common share. The closing price of the Company's Common Stock on the American Stock Exchange on April 20, 1998 (the date of Board approval of the issuance of the Series D Preferred Stock) was $1.19.

         If Mr. Orleans were to convert the Convertible Note and the Series D Preferred Stock in full at its initial conversion prices of $1.50 per share, his beneficial ownership of the Company's Common Stock would increase by 4,000,000 shares, and his percentage ownership of the outstanding common stock of the Company, based on the number of shares of Common Stock outstanding on September 24, 2001, would increase from approximately 64.5% to approximately 73.7%.

Purchase Money Mortgage

         In December 1997, the Company purchased land from Mr. Orleans in exchange for a $500,000 Purchase Money Mortgage (the "PMM"), plus a share of one-half of the gross profit in excess of 16% on a portion of the homes built and sold on this land. During Fiscal 1998, the Company repaid $200,000 of the PMM and began development of the land. The remaining balance of $300,000 will be repaid from the proceeds of units sold at this development. During Fiscal 2001 and 2000, 48 lots and 32 lots, respectively, have settled and the Company incurred additional costs of approximately $145,000 and $161,000, respectively, for Mr. Orleans' share of the gross profit. As of June 30, 2001, the Company paid Mr. Orleans approximately $276,000 under this agreement. The PMM bears interest at 7% annually and is due no later than 60 months from the date of issuance.

Line of Credit and Mount Laurel Homes

         During Fiscal 1999, the Company entered into an agreement with Mr. Orleans for a $4,000,000 unsecured line of credit. The agreement provides for an annual review by Mr. Orleans for a one-year extension and currently expires June 30, 2002, with annual interest at LIBOR plus 4% payable monthly. The total outstanding principal and interest was $3,619,000 at June 30, 2001. Also during Fiscal 1999, Mr. Orleans purchased four low income homes, with an aggregate sales value of approximately $176,000. These transactions satisfied, in part, the Company's low income housing requirements in Mount Laurel Township, New Jersey.

Relationship with Orleans Construction Corp.

         Prior to October 22, 1993, the date of acquisition by the Company of Orleans Construction Corp., a real estate company which was wholly owned by Mr. Orleans, Orleans Construction had advanced funds to, borrowed funds from, and paid expenses and debt obligations on behalf of Orleans Builders and Developers, L.P., a partnership in which Mr. Orleans owns a majority interest. At June 30, 2001, the Company owed the partnership an aggregate amount of $869,000. These advances are payable on demand and bear interest at 7% annually. The interest incurred on these advances amounted to $90,000 for Fiscal 2001.

Relationship with A.P. Orleans Insurance Agency Inc.

         During Fiscal 2001, the Company placed a majority of its corporate insurance through A.P. Orleans Insurance Agency Inc., of which Mr. Orleans is the sole shareholder. The Company incurred an aggregate of approximately $525,000 in Fiscal 2000 and an aggregate of approximately $767,000 in Fiscal 2001 for these insurance policies. A.P. Orleans Insurance received customary commissions from the insurance companies for serving as broker.

Other

         In November 1999, the company engaged David Kaplan, a director of the company, to provide services in connection with the acquisition of Parker & Lancaster Corporation. In accordance with the terms of the arrangement, the Company paid Mr. Kaplan $60,000 during Fiscal 2000 and $50,000 in Fiscal 2001 and will pay $40,000 in Fiscal 2002.

         On March 20, 2000, Thomas Vesey, the brother of Michael T. Vesey, President and Chief Operating Officer of the Company, was hired to assist the Company in evaluating and identifying opportunities for expansion into additional market areas. Thomas Vesey is Executive Vice President of the Company's southern region operations. During Fiscal 2001, his salary was increased to $150,000 on an annualized basis. In addition, he also received a $25,000 bonus related to Fiscal 2001 performance.

         In the opinion of the board of directors, all of the transactions described in "Certain Relationships and Related Transactions," insofar as they involve transactions by affiliates of the Company with the Company, are on terms that are comparable to, or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.

                             AUDIT COMMITTEE REPORT


         The Audit Committee of the board of directors consists of three directors, all of whom are independent as defined under the American Stock Exchange's listing standards, and operates under a written charter adopted by the board of directors, which is attached to this proxy statement as Appendix A. The Audit Committee has prepared the following report on its activities with respect to the Company's financial statements for Fiscal 2001.

         o The Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, independent accountants for the Company;

         o The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statements of Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the financial statements for Fiscal 2001;

         o The Audit Committee has received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence from the Company; and

         o Based on the review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2001, for filing with the Securities and Exchange Commission.


                                                Audit Committee

                                                David Kaplan, Chairman
                                                Robert N. Goodman
                                                Andrew N. Heine



                  ADDITIONAL INFORMATION REGARDING THE AUDITORS


         Audit Fees

         The aggregate fees charged to the Company by PricewaterhouseCoopers LLP for its audit of the Company's financial statements for Fiscal 2001 and for its review of financial statements included in the Company's quarterly reports on Form 10-Q for Fiscal 2001 were approximately $120,000.

         Financial Information Systems Design and Implementation Fees

         There were no services performed or fees charged to the Company by PricewaterhouseCoopers LLP for information technology services for Fiscal 2001.

         All Other Fees

         The aggregate fees charged to the Company by PricewaterhouseCoopers LLC for all other services, which include fees related to business acquisitions, employee benefit plan audits, tax consultation, tax return preparation and accounting consultation for Fiscal 2001 were approximately $304,000.

         The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

         PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its 2002 Fiscal Year. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to make a statement if desired and will be available to respond to any appropriate questions.

        DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Proposals which stockholders desire to have included in the Company's Proxy Statement for the Annual Meeting in 2002 pursuant to Exchange Act Rule 14a-5(e) must be received by the Company on or before June 29, 2002.

         Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The deadline for these proposals for the 2002 Annual Meeting of Stockholders is September 14, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement.) If a stockholder gives notice of such proposal after this deadline, the Company's proxy committee will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2002 Annual Meeting of Stockholders.

         The Company has not been notified by any stockholder of such stockholder's intent to present a stockholder proposal from the floor at this year's meeting. The enclosed proxy grants the proxy committee discretionary authority to vote on any matter properly brought before this year's meeting.



                           ANNUAL REPORT ON FORM 10-K


         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2001. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, SECRETARY-TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.


October 29, 2001             By Order of the Board of Directors

                             JOSEPH A. SANTANGELO,
                             Secretary-Treasurer and Chief Financial Officer

                                                                      Appendix A

                                                          ADOPTED:  May 18, 2000


                           ORLEANS HOMEBUILDERS, INC.
                             Audit Committee Charter

Purpose

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by making inquiries of the internal accounting staff and outside auditor to determine that management has maintained the integrity and reliability of: (i) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial controls; and (iii) the annual independent audit of the Company's financial statements.

         The Committee is authorized to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this charter on an annual basis.

Membership

         The Committee shall consist of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the audit committee policy of the American Stock Exchange.

         Accordingly, all of the members will be directors:

         1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         2. Who: (a) are able to read and understand fundamental financial statements, such as the Company's balance sheet, income statement and cash flow statement; or (b) who will be able to do so within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have employment experience in finance or accounting or any comparable experience or background resulting in the member's financial sophistication.

         The members and Chairman of the Committee shall be chosen by the Board of Directors.

Key Functions

         The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that financial management, including the internal accounting staff, as well as the outside auditor, have more time and knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the outside auditor's work. It is not the duty of the Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

         The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

1. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended or supplemented. Such matters generally include, among others, the consistency of the application of the Company's accounting policies as well as the quality of the accounting principles and underlying estimates used in preparation of the Company's financial statements.

2. As a whole, or through the Committee chair, the Committee shall confirm that the outside auditor has, prior to the Company's filing of Form 10-Q, reviewed the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and consider any matters raised by the outside auditor under SAS No. 61, as amended or supplemented.

3. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

4.       The Committee shall:

                  a. request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

                  b. discuss with the outside auditor any such disclosed relationships and their impact on the independence of the outside auditor; and

                  c. if, as a result of such written statement or discussions, the Committee deems it advisable, recommend that the Board take appropriate action to oversee the independence of the outside auditor.

5. The Committee subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

6. The Committee shall review with the outside auditor the scope of its annual audit.

7. The Audit Committee shall report on its activities at the annual meeting of the Board of Directors.

                             FORM OF REVOCABLE PROXY
                           ORLEANS HOMEBUILDERS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, DECEMBER 6, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    PLEASE MARK VOTES AS IN THIS EXAMPLE /X/



The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned's proxies and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of October 22, 2001, at the Annual Meeting of Stockholders to be held on Thursday, December 6, 2001 and at any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS
      Nominees:  Jeffrey P. Orleans, Benjamin D. Goldman, Jerome S. Goodman,
                 Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and Michael T. Vesey.

                 |_|  FOR      |_|  WITHHOLD AUTHORITY     |_|  FOR   ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For
             All Except" and write that nominee's name in the space provided below.


             ------------------------------------------------------


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Please be sure to sign and date this Proxy in box below.

      Date


      ----------------------------------------------------------
      Stockholder sign above ------Co-holder (if any) sign above

--------------------------------------------------------------------------------
  * Detach above card, sign, date and mail in postage paid envelope provided. *

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

  Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

          The above signed acknowledges receipt from Orleans Homebuilders, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report of Stockholders.